NUMBER 002
                                  COMMON STOCK

                                                           CUSIP No. 116902 10 7


              THE BRYAN - COLLEGE STATION FINANCIAL HOLDING COMPANY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE OF

THE BRYAN - COLLEGE STATION FINANCIAL HOLDING COMPANY (the "Company"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Company by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Company's transfer agent and registrar. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

     IN WITNESS WHEREOF, the Company has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


     DATED
           --------------------------


     -------------------------------------------                                  ---------------------------------------------
     Charles Neeley, Corporate Secretary                                          J. Stanley Stephen, President and Chief
                                                                       [Seal]     Executive Officer

Countersigned and Registered


----------------------
Transfer Agent and Registrar

              THE BRYAN - COLLEGE STATION FINANCIAL HOLDING COMPANY

         The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of the Company as from time to time amended (copies of which are on file at the principal executive offices of the Company).

         The Company's certificate of incorporation provides that shareholders have a preemptive right to purchase or subscribe for any unissued stock of any class of voting stock or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Company of any securities of the Company. The provision shall not apply to shares issued by the Company upon the exercise of certain warrants issued in 1997 and which expire in 2002.

         The Company's certificate of incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the certificate of incorporation) between the Company and a stockholder owning in excess of 10% of the outstanding shares of the Company. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the certificate of incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements. The Company's certificate of incorporation also contains a provision which requires the affirmative vote of holders of at least 80% of the outstanding voting shares of the Company which are not beneficially owned by the "interested person" (as defined in the certificate of incorporation) to approve the direct or indirect purchase or other acquisition by the Company of any "equity security" (as defined in the certificate of incorporation) from such interested person.

         The Company will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Company or to its transfer agent and registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                            UNIF GIFT MIN ACT        Custodian
                                                                           -------          ------
TEN ENT - as tenants by the entirety                                       (Cust)         (Minor)
JT TEN  - as joint tenants with right of            Under Uniform Gift to Minors Act - ___________
          survivorship and not as tenants                                               (State)
          in common.                                     UNIF TRANS MIN ACT        Custodian
                                                                           -------          ------
                                                                           (Cust)         (Minor)
                                                   Under Uniform Transfers to Minors Act-
                                                                                          -------
                                                                                          (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received,                   hereby sell, assign and transfer unto
                        ------------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
------------------------------
|                             |
------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                Shares of Common Stock represented by the within
-------------------------------

certificate, and do hereby irrevocably constitute and appoint                   Attorney to transfer
                                                             -------------------

the said shares on the books of the within named Association with full power of substitution in the premises.


Dated
     ---------------                       -------------------------------------
                   NOTICE:          THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS
                                    WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                                    ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance of the shares and units.

Counsel fees and expenses...............................................   $100,000
Accounting fees and expenses............................................     35,000
Marketing Agent fees (including counsel fees and expenses)                  259,000
Printing, postage and mailing...........................................     20,000
Registration and Filing Fees............................................      1,855
Blue Sky fees and expenses..............................................     31,085
  Trustee fee...........................................................      2,500
  Other expenses........................................................      7,500
                                                                           --------
       TOTAL............................................................   $456,940
                                                                           ========

Item 14.  Indemnification of Directors and Officers

         Article Eleventh of the Holding Company's Certificate of Incorporation provides for indemnification of directors and officers of the Holding Company against all expense, liability and loss (including attorneys' fees, court costs, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article Eleventh also provides for the authority to purchase insurance with respect thereto.

         Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's Board of Directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (I) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, has no reasonable cause to believe his conduct was unlawful; and
(iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

         Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (I) by the Board of Directors of the Holding Company by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or
(ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

         Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

Item 15.  Recent Sales of Unregistered Securities

         The Registrant is newly incorporated, solely for the purpose of acting as the holding company of First Federal Savings Bank pursuant to the Merger Agreement (filed as Exhibit 2 herein), and no sales of its securities have occurred to date, other than the sale of one share of the Registrant's stock to its incorporator for the purpose of qualifying the Registrant to do business in the State of Delaware.

Item 16.  Exhibits and Financial Statement Schedules

(a) Exhibits:


1        Form of Agency Agreement*
2        Agreement and Plan of Merger**
3.1      Certificate of Incorporation of the Holding Company**
3.2      Bylaws of the Holding Company**
3.3      Charter of First Federal**
3.4      Bylaws of First Federal**
4.1      Form of Stock Certificate of the Holding Company ^
4.2      Indenture, including Form of Debenture**
4.3      Form of Warrant ^
5.1      Opinion of Silver, Freedman & Taff, L.L.P. with Respect to Legality of Stock**
5.2      Opinion of Silver, Freedman & Taff, L.L.P. with respect to Legality of Debentures**
5.3      Opinion of Silver, Freedman & Taff, L.L.P. with respect to Legality of Warrants**
10.1     1993 Stock Option and Incentive Plan**
10.2              Form of Employment Agreement of J. Stanley Stephen**
10.3     Form of Employment Agreement of George Koenig**
10.4     Form of Employment Agreement of Mary Lynn ^ Hegar*
10.5     Form of Employment Agreement of Kay Watson**
23.1     Consent of Silver, Freedman & Taff, L.L.P.**
23.2     Consent of Crowe, Chizek ^ and Company, L.L.P.
24       Power of Attorney (set forth on signature page)
25       Statement of eligibility of trustee**
99       Stock Order Form and Order Form Instructions**


*  To be filed  supplementally or by amendment.
**Previously filed

Item 17.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(I) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and it will be governed by the final adjudication of such issue.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bryan, State of Texas on October 1, 1997.

                                            THE BRYAN-COLLEGE STATION FINANCIAL
                                            HOLDING COMPANY



                                            By: /s/ J. Stanley Stephen
                                               ---------------------------------
                                               J. Stanley Stephen, President and
                                               Chief Executive Officer
                                               (Duly Authorized Representative)


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Stanley Stephen and Mary Lynn Hegar his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ J. Stanley Stephen                               /s/ Mary Lynn Hegar
------------------------------------------           ---------------------------------------------
J. Stanley Stephen, Director,                        Mary Lynn Hegar, Vice President,
  President and Chief Executive Officer                Secretary and Chief Financial Officer
  (Chief Operating Officer)                            (Principal Financial Officer)


 /s/ Richard L. Peacock                              /s/ Ernest A. Wentrcek
------------------------------------------           ---------------------------------------------
Richard L. Peacock, Chairman of the Board            Ernest A. Wentrcek, Vice Chairman of the Board

/s/ Charles Neelley                                  /s/ George Koenig
------------------------------------------           ---------------------------------------------





Charles Neelley, Director and Secretary/             George Koenig, Director and Executive Vice-
  Treasurer                                            President


 /s/ Jack W. Lester                                   /s/ Robert H. Conaway
------------------------------------------           ---------------------------------------------
Jack W. Lester, Director and Assistant               Robert H. Conaway, Director
  Secretary/Treasurer Director


 /s/ Ken Hayes                                        /s/ Phil Hobson
------------------------------------------           ---------------------------------------------
Ken Hayes, Director                                  Phil Hobson, Director


 /s/ J. Roland Ruffino
------------------------------------------
J. Rolan Ruffino, Director